EX-FILING FEES

Calculation of Filing Fee Tables
FORM S-4
FORM S-1
(Form Type)

Garden SpinCo Corporation
(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity(1)	Common stock, par value $0.01 per share	Rules 457(c) and 457(f)	111,501,206(1)	$ 33.85(2)	$ 3,774,315,823.10(2)	$ 0.0000927	$ 349,879.08
Fees Previously Paid	–	–	–	–	–	–	–	–

	Total Offering Amounts					$ 3,774,315,823.10		$349,879.08
	Total Fees Previously Paid							$ 0.00

	Total Fee Offsets							$349,879.08

		Net Fee Due						$349,879.08

(1)
Represents an estimate of the maximum number of shares of common stock, par value $0.01 per share, of Garden SpinCo Corporation (“Garden SpinCo common stock”) issuable by Garden SpinCo Corporation (“Garden SpinCo”) upon completion of the transactions contemplated by the Separation and Distribution, dated as of December 13, 2021, by and among 3M Company (“3M”), Garden SpinCo and Neogen Corporation (“Neogen”) described in the registration statement on Form S-4 and Form S-1 of Garden SpinCo with which this exhibit is filed (the “Registration Statement”). The shares of Garden SpinCo common stock will be converted into shares of common stock of Neogen upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 13, 2021, by and among 3M, Garden SpinCo, Neogen and Nova RMT Sub, Inc. (the “Merger Agreement”) described in the Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Garden SpinCo common stock as may be issuable as a result of stock splits, stock dividends or the like.

(2)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) and Rule 457(f) under the Securities Act based on $33.85, the average of the high and low prices of the shares of Neogen common stock into which the shares of Garden SpinCo common stock will be converted pursuant to the Merger Agreement, as reported on Nasdaq on March 14, 2022, which amount represents the aggregate value of the shares of common stock of 3M to be acquired in the Exchange Offer described in this registration statement, assuming 3M elects to offer all of the shares of Garden SpinCo common stock in the Exchange Offer, the Exchange Offer is fully subscribed and there is no discount to the per-share value of common stock of Neogen.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		S-4	333-	March 17, 2022		$ 349,879.08(1)
Fee Offset Sources	Neogen Corporation	S-4	333-263667		March 17, 2022						$349,879.08

(1)
The entire filing fee applicable to the offering of common stock of Neogen in the transactions contemplated by the Merger Agreement was paid in connection with Neogen’s Registration Statement on Form S-4 (Registration No. 333-263667), which was filed on March 17, 2022. Because the shares of Garden SpinCo common stock that will be exchanged for shares of  common stock of 3M (or distributed to eligible stockholders of 3M in a pro rata distribution, if any) will immediately be converted into shares of Neogen common stock pursuant to the Merger Agreement, Garden SpinCo has not remitted a separate filing fee.